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                                                                    EXHIBIT 99.2

                                   EXHIBIT 2
                                   ---------

                           GENERAL POWER OF ATTORNEY

    Know All Persons by This Document: That I, Robert Thomajan, a legal resident of Austin, County of Travis, State of Texas, as of this date and by this document do nominate, constitute, and appoint, with full power of substitution, Walter A. DeRoeck, of Austin, Travis County, Texas, my true and lawful attorney-in-fact, to act in, manage, and conduct all of my affairs, and for that purpose for me and in my name, place and stead, and for my use and benefit, and as my act and deed, to do and execute, or to concur with persons jointly interested with me in the doing or executing of every act, deed, or thing I could do or execute, including every act, deed, or thing that I could do or execute in my capacity as the General Partner of Chamois Family Partnership, Ltd., a Texas limited partnership, including, without limitation, all or any of the following acts, deeds, and things:

                      CONVEYING AND ENCUMBERING PROPERTY

    To buy, receive, lease, accept, or otherwise acquire; to sell, convey, mortgage, hypothecate, pledge, quitclaim, or otherwise encumber or dispose of; or to contract or agree for the acquisition, disposal, or encumbrance of, property of any kind wherever it is located, be it real, personal, or mixed, or any custody, possession, interest, or right in it or pertaining to it, upon any terms which my attorney-in-fact shall think proper as conclusively evidenced by this action.

                     COLLECTING REVENUES AND PAYING DEBTS

    To make, do, and transact every kind of business of whatever kind or nature, including the receipt, recovery, collection, payment, compromise, settlement, and adjustment of all accounts, legacies, bequests, interests, dividends, annuities, income, rents, claims, demands, actions, causes of action, debts, taxes, and obligations, which may now or in the future be due, owing, or payable by me or to me.

                             EXECUTING INSTRUMENTS

    To make, endorse, guarantee, accept, receive, sign, seal, execute, acknowledge, and deliver applications for employment, deeds, assignments, bills of sale, agreements, certificates, hypothecations, checks, notes, mortgages, bonds, vouchers, receipts, releases, and such other applications or instruments in writing of whatever kind or nature, as may be necessary, convenient, or proper in the premises.

                               MANAGING ACCOUNTS

    To make deposits or investments in or withdrawals from, any account, holding, or interest which I may now or in the future have, or be entitled to, in any banking, trust, or investment institution, including postal savings depository offices, credit unions, savings and loan associations, and similar institutions; to exercise any right, option, or privilege pertaining to it or
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them; and to open or establish accounts, holdings, or interests of whatever kind or nature, with any of these institutions, in my name or in the name of my attorney-in-fact or in our names jointly, either with or without right of survivorship.

     GIVING AND GRANTING to this attorney-in-fact full power and authority to do and perform every act, deed, matter and thing whatever in and about my estate, property, and affairs, including, without limitation, full power and authority to do and perform every act, deed, matter and thing whatsoever in my capacity as the General Partner of Chamois Family Partnership, Ltd., A Texas limited partnership, as fully as I might or could do if personally present, the above especially enumerated powers being in aid and exemplification of the full, complete, and general power granted in this document, and not in limitation or definition of those powers; and by this document ratifying all that my attorney-in-fact shall lawfully do or cause to be done.

    This power of attorney is irrevocable and shall remain in full force and effect through the close of business of August 31, 1997 and shall not terminate on my disability or incompetence.

    And I declare by this instrument that any act or thing lawfully done under it by my attorney-in-fact shall be binding on myself and my heirs, legal and personal representatives, and assigns. This power of attorney may be filed for record in any appropriate public office.

     IN CONFIRMATION OF THIS DOCUMENT I sign my name this 11th day of July,
1997.
                                                 /s/ ROBERT THOMAJAN
                                                 -------------------------------
                                                 Robert Thomajan


                                ACKNOWLEDGMENT

STATE OF TEXAS          )

COUNTY OF TRAVIS        )

   This instrument was acknowledged before me on July 11, 1997, by Robert Thomajan.

                                                 /s/ KERRI RENCH
                                                 -------------------------------
                                                 NOTARY PUBLIC, State of Texas

-----------------------------------------------  /s/ KERRI RENCH
|[SEAL OF NOTARY        KERRI RENCH           |  -------------------------------
| PUBLIC OF THE   Notary Public,State of Texas|  Printed Name of Notary
| STATE OF TEXAS     My Commission Expires    |
| APPEARS HERE  ]      MAY 14, 1998           |  My commission expires:
-----------------------------------------------

                                                           5-14-98
                                                 -------------------------------

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